UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

VIVANI MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36747	02-0692322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 S. Loop Road Alameda, California	94502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-8462

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VANI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2024 Annual Meeting of Stockholders of Vivani Medical, Inc. (“Vivani” or the “Company”) was held on June 27, 2024 (the “Annual Meeting”). Holders of 35,232,561 of 54,978,465 shares of Vivani’s common stock were represented at the meeting in person or by proxy, constituting a quorum. The following are the voting results on each matter submitted to the stockholders of Vivani at the Annual Meeting.

Proposal 1: The stockholders elected each of the six director nominees to the Board of Directors of the Company (the “Board”) to serve until the 2025 Annual Meeting of Stockholders or until their successors have been duly elected and qualified, as set forth below:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Gregg Williams	24,143,432	190,883	10,898,246
Aaron Mendelsohn	24,083,342	250,476	10,898,743
Dean Baker	24,221,582	112,733	10,898,246
Alexandra Larson	24,263,731	70,584	10,898,246
Adam Mendelsohn	24,184,031	150,284	10,898,246
Daniel Bradbury	24,057,281	276,537	10,898,743

Proposal 2: The stockholders ratified the appointment by the Audit Committee of the Board of BPM LLP as Vivani’s independent registered public accounting firm for the fiscal year ending December 31, 2024, as set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
34,974,648	195,530	62,383	0

Proposal 3: The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
22,484,128	203,434	1,646,753	10,898,246

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVANI MEDICAL, INC.

Date: June 28, 2024	By:	/s/ Adam Mendelsohn
	Name:	Adam Mendelsohn
	Title:	Chief Executive Officer